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FORM 8-K 01/08/97


                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 and in the Registration Statements on Form S-8 listed below of Versa Technologies, Inc. of our report dated October 11, 1996 relating to the financial statements of Eder Industries, Inc., which appears in the Current Report on Form 8-K of Versa Technologies, Inc. dated October 30, 1996.

     1. Registration Statement on Form S-8 (Registration No. 2-87421)
     2. Registration Statement on Form S-3 (Registration No. 33-86446)
     3. Registration Statement on Form S-8 (Registration No. 33-49024)
     4. Registration Statement on Form S-8 filed December 2, 1996 relating to the 1996 Employee Stock Purchase and Payroll Savings Plan
     5. Registration Statement on Form S-8 filed December 2, 1996 relating to the 1992 Employee Incentive Stock Option Plan






PRICE WATERHOUSE LLP
Milwaukee, Wisconsin
January 8, 1997


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